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                                                                      EXHIBIT 11
                                    KEYCORP
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (dollars in thousands, except per share amounts)

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
                                                                Three months ended June 30,         Six months ended June 30,
                                                                ---------------------------        ---------------------------
                                                                   1994             1993               1994            1993
                                                                -----------     -----------        -----------     -----------
NET INCOME APPLICABLE TO COMMON SHARES
  Net income                                                       $221,765        $196,888           $430,402        $386,762
  Less: Preferred dividend requirements                               4,000           4,450              8,000           9,939
                                                                -----------     -----------        -----------     -----------
  Net income applicable to Common Shares                           $217,765        $192,438           $422,402        $376,823
                                                                ===========     ===========        ===========     ===========

NET INCOME PER COMMON SHARE
  Weighted average Common Shares outstanding                    244,823,153     239,531,988        243,382,552     238,733,270
                                                                ===========     ===========        ===========     ===========
  Net income applicable to Common Shares                           $217,765        $192,438           $422,402        $376,823
                                                                ===========     ===========        ===========     ===========
  Net income per Common Share                                         $0.89           $0.81              $1.74           $1.58
                                                                ===========     ===========        ===========     ===========

NET INCOME PER COMMON SHARE -- PRIMARY
  Weighted average Common Shares outstanding                    244,823,153     239,531,988        243,382,552     238,733,270
  Dilutive common stock options                                   2,843,675       1,735,847          2,601,154       1,907,348
                                                                -----------     -----------        -----------     -----------
  Weighted average Common Shares and Common Share
   equivalents outstanding                                      247,666,828     241,267,835        245,983,706     240,640,618
                                                                ===========     ===========        ===========     ===========
  Net income applicable to Common Shares                           $217,765        $192,438           $422,402        $376,823
                                                                ===========     ===========        ===========     ===========
  Net income per Common Share                                         $0.88           $0.80              $1.72           $1.57
                                                                ===========     ===========        ===========     ===========

NET INCOME PER COMMON SHARE -- FULLY DILUTED
  Weighted average Common Shares outstanding                    244,823,153     239,531,988        243,382,552     238,733,270
  Dilutive common stock options                                   2,848,519       2,191,299          2,758,357       2,260,734
                                                                -----------     -----------        -----------     -----------
  Weighted average Common Shares and Common Share
   equivalents outstanding                                      247,671,672     241,723,287        246,140,909     240,994,004
                                                                ===========     ===========        ===========     ===========
  Net income applicable to Common Shares                           $217,765        $192,438           $422,402        $376,823
                                                                ===========     ===========        ===========     ===========
  Net income per Common Share                                         $0.88           $0.80              $1.72           $1.56
                                                                ===========     ===========        ===========     ===========

DILUTIVE COMMON STOCK OPTIONS ARE BASED ON THE TREASURY STOCK METHOD USING AVERAGE MARKET PRICE IN COMPUTING NET INCOME PER COMMON SHARE -- PRIMARY, AND THE HIGHER OF PERIOD-END MARKET PRICE OR AVERAGE MARKET PRICE IN COMPUTING NET INCOME PER COMMON SHARE -- FULLY DILUTED.

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